FOR IMMEDIATE RELEASE

Contact:    Ray Lawless

Chief Financial Officer

(813) 273-3000

Syniverse Technologies Announces Fourth Quarter and

Full Year 2003 Financial Results

Tampa, Fla. – March 5, 2004 – Syniverse Technologies, (www.syniverse.com) a leading global communications company, reported consolidated net revenues of $65.2 million and a consolidated net loss of $59.1 million for the quarter ended December 31, 2003. Adjusted EBITDA was $24.7 million for the quarter ended December 31, 2003. The operating loss from continuing operations before income taxes was $51.8 million for the quarter ended December 31, 2003. This loss was primarily due to the $53.7 million in non-cash impairment losses on intangible assets from Syniverse’s name change and exiting of a line of business. Excluding these impairment losses, the company’s operating income from continuing operations before income taxes was $1.9 million for the quarter ended December 31, 2003.

For full year 2003, the company reported net revenues of $241.9 million and a loss of $57.9 million. Adjusted EBITDA was $104.5 million for the fiscal year ended December 31, 2003. Total net revenue excluding the pre-acquisition pooling impact of Brience was $238.7 million. The operating loss from continuing operations before income taxes was $47.9 million for the year ended December 31, 2003. Excluding the impairment losses, the company’s operating income from continuing operations before income taxes was $5.8 million for the year ended December 31, 2003. Additional information regarding Syniverse’s adjusted EBITDA, as well as a reconciliation of adjusted EBITDA to net income (loss) and the reconciliation of pro forma income (loss) from continuing operations before income taxes are set forth below.

“We are extremely proud of our accomplishments in 2003. It was a transitional year for Syniverse during which we carefully managed the business to achieve top line revenue growth for three consecutive quarters,” said CEO Ed Evans. “We accomplished key objectives that strengthened our competitive and financial position, most notably securing the position of premier provider of number portability services based on signing contracts with five of the top six U.S. carriers. As we near Phase II WLNP, we are well prepared to implement the approximately 50 tier two and three carriers that have contracted with Syniverse for these services.”

“We executed on our plan to lead the industry through the deployment of WLNP and stayed focused on positioning the business for growth,” Chief Financial Officer Ray Lawless said. “In addition to our success in WLNP, we launched several new products during 2003 that over the long term should generate strong results for the company.”

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On July 23, 2003, Syniverse acquired Brience, Inc., at which time funds associated with GTCR Golder Rauner had a controlling interest in both companies (Brience Transaction). The Brience Transaction was accounted for as a combination of entities under common control, similar to a pooling of interests, whereby the assets and liabilities of Brience were combined at their historical amounts as of February 14, 2002, the date on which funds associated with GTCR Golder Rauner had control of both entities. Syniverse is presenting full year 2003 financial results including both the pooling impact of the Brience Transaction, as well as excluding the impact of the Brience Transaction, referred to as pre-pooling, to aid in the comparison of Syniverse’s financial results from its core recurring operations with historic periods.

Due to the re-branding and re-naming of Syniverse Technologies effective March 1, 2004, Syniverse recognized impairment losses of $51.0 million related to the TSI Telecommunication Services Inc. trademark and $2.7 million primarily related to the discontinuation of prepaid wireless services. The impairment losses do not affect underlying business drivers or cash, nor do they impact our compliance with financial debt covenants. The remaining trademark intangible balance of approximately $0.7 million will be expensed in the first quarter of 2004 due to the effective date of the name change.

Due to the net loss primarily attributable to these impairment losses we evaluated our ability to utilize our deferred tax assets in the near future and recorded a $26 million valuation allowance resulting in a current tax expense of $10 million.

Fourth Quarter 2003 Results

Revenue

Total revenue was $70.2 million in the fourth quarter, a 1.0% increase over the third quarter’s total revenue of $69.4 million.

Total revenues before pass-thru, or off-network database queries, was $65.2 million in the fourth quarter, a 6.7% increase over the third quarter.

Network Services

Total network services revenue for the fourth quarter increased by 1.4% to $35.6 million as compared to the third quarter.

Network services revenue, excluding pass-thru or off-network database queries, increased by 13.8% to $30.6 million as compared to $26.9 million in the third quarter, driven by higher SS7 transactions.

Number Porting Services

Number porting services revenue was $4.3 million in the fourth quarter, representing five weeks of WLNP activity starting with the Nov. 24, 2003 implementation date.

Technology Interoperability

Technology interoperability revenue was $16.3 million in the fourth quarter, a 12.6%, or $2.3 million decrease as compared to the third quarter, driven primarily by seasonality.

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Call Processing Services

Call processing services revenues were $10.1 million in the fourth quarter, a 10.5% decrease as compared to the third quarter, due to seasonality as well as the continuing migration by carriers moving to direct SS7 connections.

Other Outsourcing Services

Other outsourcing services revenue remained flat at $3.9 million for the fourth quarter.

Full Year 2003 Results

Revenue

Total revenue in 2003 was $271.4 million, a 19.2% decrease over 2002. The largest component of this decrease was the expected drop in pass-thru revenue. Total revenue excluding the pre-acquisition impact of Brience was $268.3 million, a decrease of 19.0% over 2002.

Total revenue before pass-thru, or off-network database queries, for full year 2003 was $241.9 million, a 9.2% decrease over 2002. Total revenue excluding pass-thru, and excluding the pre-acquisition impact of Brience was $238.7 million, a decrease of 8.7% over 2002.

Network Services

Total network services revenue in 2003 was $141.4 million, a 22.9% decrease over 2002 total network services revenue of $183.5. This decrease was driven primarily by a reduction in pass-thru revenue. Total network services revenue excluding the pre-acquisition impact of Brience was $138.2 million, a decrease of 22.6%.

Network services revenue excluding pass-thru, or off-network database queries in 2003 declined 1.7% to $111.8 million. Network services revenue excluding pass-thru, and excluding the pre-acquisition impact of Brience, remained relatively flat at $108.7 million.

Number Porting Services

Number porting services in 2003 were $5.5 million, which includes wireless number pooling, porting and implementation fees.

Technology Interoperability Services

Technology interoperability services revenues were $66.5 million in 2003, a year-over-year decrease of 15.4%. The decrease reflects the 2002 impacts of renegotiated customer contracts and the termination of a contract with Adelphia Business Systems.

Call Processing Services

Call processing services revenues were $42.8 million in 2003, a decrease of 19.0%, driven by the continued migration by carriers to direct SS7 connections.

Other Outsourcing Services

Other outsourcing services were $15.3 million in 2003, a year-over-year decrease of 24.7%, driven primarily by the 2002 migration of a customer off our prepaid services platform.

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2003 Business Highlights

•	Successfully implemented a full suite of WLNP solutions for five of the top six U.S. carriers and contracted with approximately 50 tier two and three carriers for Phase II WLNP

•	Opened an office in The Netherlands, commencing European expansion

•	Launched international signaling services for GSM operators and secured contracts with British Telecom, Vodaphone Japan, SingTel and Belgacom

•	Launched international SMS and secured a contract with one of the top U.S. national carriers

•	Secured a contract for Wi-Fi aggregation services with Sprint PCS

•	Named a chief operating officer, managing director for Europe, and vice president of network operations to the executive management team

•	Acquired Brience, a mobile communications software developer

•	Acquired Softwright Solutions Inc., a leading provider of mobile number portability services in the United Kingdom

•	Launched new services including hosted multi-media messaging and interstandard wireless data roaming

•	Enhanced existing suite of Wi-Fi services with GSM authentication capabilities

Non-GAAP Measures

Syniverse’s adjusted EBITDA is determined by adding net interest income (expense), income taxes, depreciation, amortization, impairment losses on intangible assets, restructuring charges and (income) loss from discontinued operations to Syniverse’s net income (loss), and Brience’s pre-acquisition EBITDA loss (gain) from net income (loss). A reconciliation of adjusted EBITDA to net income (loss) is presented in the financial tables contained herein.

We believe that adjusted EBITDA provides meaningful additional information concerning a company’s operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider adjusted EBITDA to be a meaningful indicator of future profitability. The presentation of adjusted EBITDA is not intended to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. You should not construe adjusted EBITDA as an alternative to net income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Because all companies do not calculate adjusted EBITDA in the same manner, it may not be comparable to other similarly titled measures of other companies.

Fourth Quarter and Year End 2003 Earnings Call

Syniverse Technologies will host a conference call on Friday, March 5, 2004, at 9:00 a.m. (ET) to review fourth quarter results. To participate on this call, please dial 1 (800) 289-0529 (for U.S. callers) or +1 (913) 981-5523 (international direct dial). The pass code for this call is 124950.

A replay of this call will be available beginning Friday, March 5, 2004 at 1:00 p.m. (ET) through Thursday, March 11, 2004, 5:00 p.m. (ET). To access the replay, please dial 1 (888) 203-1112 (for U.S. callers), or +719 (457-0820) (international direct dial). The replay pass code is 124950.

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About Syniverse

Syniverse Technologies enables global communications by developing innovative business and network engineering solutions that manage and interconnect voice and data systems in more than 30 countries throughout the Americas, Asia Pacific and Europe. Syniverse provides technology interoperability, network services and number portability to nearly 300 mobile operators, wireline carriers, emerging telecom market entrants and enterprise customers. Products include SS7 intelligent network solutions, clearing and settlement services, voice and data roaming facilitation, revenue enhancement solutions and more than 25 other integrated services. Syniverse is headquartered in Tampa, Fla., U.S.A., with offices in major cities throughout the Americas and in The Netherlands, London, Luxembourg, Rome, Beijing and Hong Kong. For more information, visit www.syniverse.com.

CUSIP: 87287VAB8 Bloomberg Tickers: TSITEL (Bond) 32497Z (Equity)

Cautions about Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

Syniverse Holdings, LLC

Condensed Consolidated Statements of Operations (unaudited)

(Dollars in thousands)

	Successor	Successor	Predecessor(1)	Successor	Combined(2)	Successor
	Three Months Ended Dec 31, 2002	Three Months Ended Dec 31, 2003	Period from Jan 1 to Feb 13, 2002	Period from Feb 14 to Dec 31, 2002	Twelve Months Ended Dec 31, 2002	Twelve Months Ended Dec 31, 2003

Revenues excluding Off Network Database Queries	$62,200	$65,180	$31,409	$234,927	$266,336	$241,879
Off Network Database Queries	14,112	4,992	8,587	61,117	69,704	29,529

Total Revenues	76,312	70,172	39,996	296,044	336,040	271,408

Cost of operations	31,556	29,356	20,655	130,364	151,019	109,744

Gross Margin	44,756	40,816	19,341	165,680	185,021	161,664

Gross Margin %	58.6%	58.2%	48.4%	56.0%	55.1%	59.6%
Gross Margin % before Off Network Database Queries	72.0%	62.6%	61.6%	70.5%	69.5%	66.8%

Sales and marketing	5,617	4,972	2,614	22,706	25,320	18,631
General and administrative	11,201	11,109	4,341	41,937	46,278	40,347
Depreciation and amortization	9,439	9,752	1,464	33,285	34,749	37,319
Restructuring	—	(284)	—	2,845	2,845	2,164
Impairment losses on intangible assets	—	53,712	—	—	—	53,712

Operating income	18,499	(38,445)	10,922	64,907	75,829	9,491
Other income (expense), net
Interest income (expense), net	(14,743)	(13,381)	432	(53,140)	(52,708)	(57,360)
Other, net	(4)	1	(19)	(275)	(294)	—

	(14,747)	(13,380)	413	(53,415)	(53,002)	(57,360)

Income (loss) from continuing operations before provision for income taxes	3,752	(51,825)	11,335	11,492	22,827	(47,869)

Provision for income taxes	2,455	7,323	4,418	9,320	13,738	10,057

Income (loss) from continuing operations	1,297	(59,148)	6,917	2,172	9,089	(57,926)

Income (loss) from discontinued operations net of taxes	647	—	—	(1,541)	(1,541)	—

Net income (loss)	1,944	(59,148)	6,917	631	7,548	(57,926)

Preferred unit dividends	(6,714)	(7,413)	—	(22,952)	(22,952)	(28,581)

Net income (loss) attributable to common stockholder/unitholders	$(4,770)	$(66,561)	$6,917	$(22,321)	$(15,404)	$(86,507)

Reconciliation to adjusted EBITDA
Net income (loss)	$1,944	$(59,148)	$6,917	$631	$7,548	$(57,926)
Interest (income) expense, net	14,743	13,381	(432)	53,140	52,708	57,360
Provision for income taxes	2,455	7,323	4,418	9,320	13,738	10,057
Depreciation and amortization	9,439	9,752	1,464	33,285	34,749	37,319
Restructuring	—	(284)	—	2,845	2,845	2,164
Impairment losses on intangible assets	—	53,712	—	—	—	53,712
(Income) loss from discontinued operations	(647)	—	—	1,541	1,541	—
Pre Acquisition Brience EBITDA Loss	2,265	—	—	11,078	11,078	1,815

Adjusted EBITDA	$30,199	$24,736	$12,367	$111,840	$124,207	$104,501

Income (loss) from continuing operations before provision for income taxes excluding impairment losses on intangible assets
Income (loss) from continuing operations before provision for income taxes	3,752	(51,825)	11,335	11,492	22,827	(47,869)
Impairment losses on intangible assets	—	53,712	—	—	—	53,712

Pro forma income (loss) from continuing operations before provision for income taxes	3,752	1,887	11,335	11,492	22,827	5,843

Notes:

1)	This period does not reflect any Brience results, since Syniverse and Brience were not under common control prior to February 14, 2002. All other columns include the effects of pooling with Brience.
2)	Combined results include the predecessor and successor periods in 2002. These periods have different basis of accounting due to the company’s purchase accounting on February 14, 2002.

Syniverse Holdings, LLC

Selected Balance Sheet Information as of December 31, 2003 (unaudited)

(Dollars in thousands)

As of Dec 31, 2003
Cash	$8,299
Senior debt (net of discount)	$208,338
Total debt (net of discount)	$449,375

Senior debt (outstanding face value)	$216,275
Total debt (outstanding face value)	$461,275

Syniverse Holdings, LLC

Details of Pooled Statements of Operations (unaudited)

(Dollars in thousands)

	Predecessor	Syniverse	Brience	Combined(2)	Syniverse(1)	Brience	Pooled
	Period from Jan 1 to Feb 13, 2002	Period from Feb 14 to Dec 31, 2002	Period from Feb 14 to Dec 31, 2002	Twelve Months Ended Dec 31, 2002	Twelve Months Ended Dec 31, 2003	Period from Jan 1 to Jul 22, 2003	Twelve Months Ended Dec 31, 2003

Revenues excluding Off Network Database Queries	$31,409	$230,099	$4,828	$266,336	$238,746	$3,133	$241,879
Off Network Database Queries	8,587	61,117	—	69,704	29,529	—	29,529

Total Revenues	39,996	291,216	4,828	336,040	268,275	3,133	271,408

Cost of operations	20,655	127,251	3,113	151,019	108,824	920	109,744

Gross Margin	19,341	163,965	1,715	185,021	159,451	2,213	161,664

Gross Margin %	48.4%	56.3%	35.5%	55.1%	59.4%	70.6%	59.6%
Gross Margin % before Off Network Database Queries	61.6%	71.3%	35.5%	69.5%	66.8%	70.6%	66.8%

Sales and marketing	2,614	19,404	3,302	25,320	18,135	496	18,631
General and administrative	4,341	32,713	9,224	46,278	36,814	3,533	40,347
Depreciation and amortization	1,464	32,110	1,175	34,749	37,271	48	37,319
Restructuring	—	2,845	—	2,845	2,164	—	2,164
Impairment losses on intangible assets	—	—	—	—	53,712	—	53,712

Operating income	10,922	76,893	(11,986)	75,829	11,355	(1,864)	9,491
Other income (expense), net
Interest income (expense), net	432	(53,147)	7	(52,708)	(57,345)	(15)	(57,360)
Other, net	(19)	(8)	(267)	(294)	(1)	1	—

	413	(53,155)	(260)	(53,002)	(57,346)	(14)	(57,360)

Income (loss) from continuing operations before provision for income taxes	11,335	23,738	(12,246)	22,827	(45,991)	(1,878)	(47,869)

Provision for income taxes	4,418	9,320	—	13,738	10,057	—	10,057

Income (loss) from continuing operations	6,917	14,418	(12,246)	9,089	(56,048)	(1,878)	(57,926)

Income (loss) from discontinued operations net of taxes	—	—	(1,541)	(1,541)	—	—	—

Net income (loss)	6,917	14,418	(13,787)	7,548	(56,048)	(1,878)	(57,926)

Preferred unit dividends	—	(22,952)	—	(22,952)	(28,581)	—	(28,581)

Net income (loss) attributable to common stockholder/ unitholders	$6,917	$(8,534)	$(13,787)	$(15,404)	$(84,629)	$(1,878)	$(86,507)

Reconciliation to adjusted EBITDA
Net income (loss)	$6,917	$14,418	$(13,787)	$7,548	$(56,048)	$(1,878)	$(57,926)
Interest (income) expense, net	(432)	53,147	(7)	52,708	57,345	15	57,360
Provision for income taxes	4,418	9,320	—	13,738	10,057	—	10,057
Depreciation and amortization	1,464	32,110	1,175	34,749	37,271	48	37,319
Restructuring	—	2,845	—	2,845	2,164	—	2,164
Impairment losses on intangible assets	—	—	—	—	53,712	—	53,712
(Income) loss from discontinued operations	—	—	1,541	1,541	—	—	—
Pre Acquisition Brience EBITDA Loss	—	—	—	11,078	—	—	1,815

Adjusted EBITDA	$12,367	$111,840	$(11,078)	$124,207	$104,501	$(1,815)	$104,501

Notes:

1)	Syniverse includes results from the acquired Brience operations beginning July 23, 2003.
2)	Combined results include the predecessor and successor periods in 2002. These periods have different basis of accounting due to the company’s purchase accounting on February 14, 2002.

Details of Pooled Statements of Operations (unaudited)

(Dollars in thousands)

	Syniverse	Brience	Pooled Syniverse	Syniverse(1)
	Three Months Ended Dec 31, 2002	Three Months Ended Dec 31, 2002	Three Months Ended Dec 31, 2002	Three Months Ended Dec 31, 2003

Revenues excluding Off Network Database Queries	$60,876	$1,324	$62,200	$65,180
Off Network Database Queries	14,112	—	14,112	4,992

Total Revenues	74,988	1,324	76,312	70,172

Cost of operations	30,900	656	31,556	29,356

Gross Margin	44,088	668	44,756	40,816

Gross Margin %	58.8%	50.5%	58.6%	58.2%
Gross Margin % before Off Network Database Queries	72.4%	50.5%	72.0%	62.6%

Sales and marketing	5,290	327	5,617	4,972
General and administrative	8,598	2,603	11,201	11,109
Depreciation and amortization	9,211	228	9,439	9,752
Restructuring	—	—	—	(284)
Impairment losses on intangible assets	—	—	—	53,712

Operating income	20,989	(2,490)	18,499	(38,445)
Other income (expense), net
Interest income (expense), net	(14,754)	11	(14,743)	(13,381)
Other, net	(1)	(3)	(4)	1

	(14,755)	8	(14,747)	(13,380)

Income (loss) from continuing operations before provision for income taxes	6,234	(2,482)	3,752	(51,825)

Provision for income taxes	2,455	—	2,455	7,323

Income (loss) from continuing operations	3,779	(2,482)	1,297	(59,148)

Income (loss) from discontinued operations net of taxes	—	647	647	—

Net Income (loss)	3,779	(1,835)	1,944	(59,148)

Preferred unit dividends	(6,714)	—	(6,714)	(7,413)

Net income (loss) attributable to common stockholder/unitholders	$(2,935)	$(1,835)	$(4,770)	$(66,561)

Reconciliation to adjusted EBITDA
Net income (loss)	$3,779	$(1,835)	$1,944	$(59,148)
Interest (income) expense, net	14,754	(11)	14,743	13,381
Provision for income taxes	2,455	—	2,455	7,323
Depreciation and amortization	9,211	228	9,439	9,752
Restructuring	—	—	—	(284)
Write down of intangible assets	—	—	—	53,712
(Income) loss from discontinued operations	—	(647)	(647)	—
Pre Acquisition Brience EBITDA Loss (Gain)	—	—	2,265	—

Adjusted EBITDA	$30,199	$(2,265)	$30,199	$24,736

Notes:

1)	Syniverse includes results from the acquired Brience for the entire period.